EXHIBIT 21
SUBSIDIARIES
OF
TELEDYNE TECHNOLOGIES INCORPORATED

Name of Subsidiary	State/Jurisdiction of Incorporation	Fictitious Business Name(s) Used by Subsidiary
Alia Corporation Inc.**	Ontario, Canada
DALSA Digital Cinema, Inc.**	Ontario, Canada
DALSA Digital Cinema Holdings, Inc.**	Delaware
DALSA Digital Cinema LA Ltd.**	California
DIMAC sprl**	Belgium
Ensambles de Precision S.A. de C.V.	Mexico
Intelek Limited	United Kingdom
Intelek, Inc.	Delaware
Intelek Pension Trustees Limited	United Kingdom
Intelek Properties Limited	United Kingdom
LeCroy (Beijing) Trading Co., Ltd.	China
LeCroy India Trading Private Ltd.	India
LeCroy Lightspeed Corporation***	Delaware
Lidar Aviation Services, Inc.**	Ontario, Canada
Maple Imaging, LLC	Delaware
Nova Research, Inc. **	California	Nova Sensors
Ocean Design Ltda.	Brazil	Teledyne ODI Brasil Teledyne Óleo & Gás
Optech Incorporated**	Ontario, Canada
Optech, Inc.**	Delaware
Reynolds Industries Limited	United Kingdom
Rhombi Canada LP	Ontario, Canada
Rhombi Holdings Limited	United Kingdom
Teledyne Australia Pty Ltd	Australia	Teledyne Defence Australia
Teledyne BlueView, Inc.	Washington
Teledyne Brown Engineering, Inc.	Delaware
Teledyne Bogatin Enterprises, LLC	Kansas
Teledyne Catalyst Enterprises, Inc.	California
Teledyne Computer Access Technology Corporation	Delaware
Teledyne C.M.L. Group Limited	United Kingdom
Teledyne CollaborX, Inc.	Colorado
Teledyne Cormon Limited*	United Kingdom
Teledyne DALSA, Inc.	Ontario, Canada
Teledyne DALSA B.V.	Netherlands
Teledyne DALSA Asia-Pacific Ltd.	Ontario, Canada
Teledyne DALSA Colorado Springs, Inc.	Delaware
Teledyne DALSA GmbH	Germany
Teledyne DALSA Holdings (USA), Inc.	Delaware
Teledyne DALSA Industrial Products, Inc.	Delaware
Teledyne DALSA K.K.	Japan
Teledyne DALSA Semiconductor Inc.	Ontario, Canada

Teledyne DALSA (Shanghai) Trading Co., Ltd.	China
Teledyne Defence Limited	United Kingdom
Teledyne Denmark A/S	Denmark
Teledyne Energy Systems, Inc.	Delaware
Teledyne France	France	Teledyne RD Instruments Europe
Teledyne Gavia ehf.	Iceland
Teledyne Germany GmbH	Germany
Teledyne Impulse- PDM Ltd.	United Kingdom
Teledyne Impulse- PDM Holdings Ltd.	United Kingdom
Teledyne Instruments, Inc.	Delaware
Teledyne Advanced Pollution Instrumentation
Teledyne Analytical Instruments
Teledyne Benthos
Teledyne D.G. O'Brien
Teledyne Geophysical Instruments
Teledyne Hastings Instruments
Teledyne Impulse
Teledyne Isco
Teledyne Monitor Labs
Teledyne Laboratory and Field Instruments
Teledyne Leeman Labs
Teledyne ODI
Teledyne Oil & Gas
Teledyne Process and Air Quality Instruments
Teledyne Taptone
Teledyne Tekmar
Teledyne Test Services
Teledyne TSS
Teledyne Webb Research

Teledyne Instruments Malaysia Sdn. Bhd.	Malaysia
Teledyne Labtech Limited	United Kingdom
Teledyne LeCroy AB	Sweden
Teledyne LeCroy GmbH	Germany
Teledyne LeCroy, Inc.	Delaware
Teledyne LeCroy Japan Corporation	Japan
Teledyne LeCroy Korea, Ltd.	South Korea
Teledyne LeCroy Limited***	United Kingdom
Teledyne LeCroy SA	Switzerland
Teledyne LeCroy S.A.R.L.	France
Teledyne LeCroy Singapore Pte. Ltd.	Singapore
Teledyne LeCroy S.R.L.	Italy
Teledyne Limited	United Kingdom	Teledyne Cormon Teledyne Oil & Gas Teledyne Reynolds UK
Teledyne Netherlands B.V.	Netherlands
Teledyne Monitor Labs P.R., Inc.	Puerto Rico
Teledyne Oil and Gas Limited*	United Kingdom
Teledyne Optimum Optical Systems, Inc.	California

Teledyne Paradise Datacom Limited	United Kingdom
Teledyne Paradise Datacom, LLC	Pennsylvania
Teledyne Properties Limited	United Kingdom
Teledyne Rad-icon Imaging Corp.	California
Teledyne RD Instruments, Inc.	Delaware	Teledyne Odom Hydrographic
Teledyne RD Technologies (Shanghai) Co., Ltd.	China
Teledyne Reynolds, Inc.	California	Teledyne Relays Teledyne Landing Light Teledyne Solid State Relays Teledyne Storm Cable Solutions Teledyne Storm Microwave
Teledyne RISI, Inc.	California	Teledyne Electronic Safety Products
Teledyne Scientific & Imaging, LLC	Delaware	Teledyne Imaging Sensors Teledyne Judson Technologies Teledyne Scientific Company
Teledyne SG Brown Limited	United Kingdom
Teledyne Singapore Private Limited	Singapore
Teledyne Technologies (Bermuda) Limited	Bermuda
Teledyne Technologies International Corp.	Delaware
Teledyne TSS Limited	United Kingdom
Teledyne UK Holdings, LLC	Delaware
Teledyne VariSystems, Inc.	Alberta, Canada
Teledyne Wireless, LLC	Delaware	Teledyne Cougar Teledyne Cougar Components Teledyne Integrated Products Teledyne KW Microwave Teledyne MEC Teledyne Microwave Teledyne Microwave Solutions Teledyne TWT Products
*In liquidation
**Majority Owned
***Inactive